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                                                                    Exhibit 10.2


                  [LETTERHEAD OF FORTRESS CREDIT CORPORATION]



                                                               November 22, 2004

Mr. Marshall W. Pagon, Chairman & CEO
Mr. Joseph Pooler, CFO
Howard E. Verlin, Executive VP of Business Affairs and Capital Markets Pegasus Communications Corporation
c/o Pegasus Communications Management Company
225 City Line Avenue - Suite 200
Bala Cynwyd, PA 19004

c/o Mr. William Lisecky
Mr. Paul Conway
CIBC World Markets
425 Lexington Avenue
New York, NY 10017

Gentlemen:

      Reference is made to the commitment letter (and term sheet attached thereto) from Fortress Credit Corp. (the "Lender") to Pegasus Communications Corporation ("PCC") dated October 22, 2004 (the "Commitment Letter"). Terms used but not defined herein have the meanings assigned to them in the Commitment Letter. This letter is the Exclusivity Extension Letter described therein.

      The Lender hereby confirms (i) that it has completed its business due diligence, (ii) its commitment to provide the Credit Facility and Term Loan C on terms and conditions the same in all material respects to those described in the Commitment Letter, after giving effect to the elimination of the Conditions Precedent referred to in clause (iv) below, (iii) that it has elected to invest $0 of preferred equity in the transaction, and (iv) that it agrees to eliminate paragraphs (c) and (d) and the first sentence of paragraph (e) (based on the structure chart delivered by your counsel to us on November 16, 2004, and based on the list of contracts and other matters disclosed to us and listed on Annex A hereto) from the Conditions Precedent list set forth in the Commitment Letter, provided that the Lender shall continue to have the right to approve the final documentation and any modifications to the structure proposed after the delivery of this Exclusivity Extension Letter.

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      This Exclusivity Extension Letter shall be governed by the laws of the
State of New York. As a reminder, and in accordance with the Commitment Letter, PCC is now obligated to remit to the Lender an additional $25,000 expense deposit to cover legal expenses.


                                           Very truly yours,
                                           FORTRESS CREDIT CORPORATION



                                           By: /s/ Kenneth Sands
                                               ---------------------------------
                                           Name:    Kenneth Sands
                                           Title:   Managing Director


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